Forum Energy Technologies Announces
Third Quarter 2017 Results
HOUSTON, TEXAS, October 30, 2017 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2017 revenue of $199 million. Net loss for the quarter was $15 million, or $0.15 per diluted share, compared to a net loss of $78 million, or $0.81 per diluted share, for the prior quarter. Excluding $5 million, or $0.05 per share of special items, the adjusted net loss was $0.10 per diluted share in the third quarter of 2017 compared to an adjusted net loss of $0.10 per diluted share in the second quarter 2017.
Special items in the third quarter of 2017 included pre-tax charges of $4.1 million for restructuring charges and transaction expenses, $2.5 million of foreign exchange losses and $0.6 million for intangible asset impairment. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Third quarter results were adversely affected by Hurricane Harvey, which impacted each of our segments. Eleven manufacturing and operations facilities were directly impacted by the storm, resulting in foregone revenue and under-absorption of manufacturing costs. The estimated impact to operating income was approximately $4 million. The company also experienced the indirect effect of customer, supplier and logistical delays.
Segment Results
Completions segment revenue was $60 million, a 10% increase sequentially, due to customer spending on pressure pumping and artificial lift equipment. New inbound orders in the second quarter increased to $72 million, resulting in a book to bill ratio of 121%. The Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets primarily in North America.
Production & Infrastructure segment revenue was $85 million, a 2% increase from the second quarter 2017, due to improved sales of valve products in Canada, while well site production equipment revenue was flat with the prior quarter. New inbound orders in the third quarter were $109 million, resulting in a book to bill ratio of 128%. The increase in orders during the quarter was driven by strong demand for production equipment. The Production & Infrastructure segment manufactures U.S. land well site production equipment, desalination refinery equipment, and a wide range of valves for energy, industrial and mining customers.
Drilling & Subsea segment revenue was $55 million, a 15% decrease from the second quarter 2017, due to lower sales of drilling products associated with rig upgrades. Subsea equipment revenue was flat with the previous quarter. New inbound orders for the Drilling & Subsea segment in the second quarter were $49 million, resulting in a book to bill ratio of 90%. Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for global drilling and subsea contractors.
Review and Outlook
Prady Iyyanki, Forum’s President and Chief Executive Officer, remarked, "New orders received by Forum in the third quarter were $230 million, an 8% increase sequentially, resulting in a book to bill ratio of 116%. We are pleased with our growth in orders, as the completion and production activity in North America continues to improve.
"We expect strong demand for our Completions and Production & Infrastructure products to drive growth for Forum because of their exposure to North American completions activity.
"Our financial liquidity remains strong. We ended the quarter with $156 million of cash on hand and nothing drawn on our bank credit facility. During the quarter, working capital expanded as we ramped up our manufacturing volumes to respond to customer demand.
"We are pleased with the acquisition of Global Tubing, which we closed on October 2, 2017. With the consolidation of Global Tubing, and following our recent acquisition of Multilift, Forum’s Completions segment will be our largest business and core to our future growth plans. We welcome Global Tubing’s employees to Forum.
"Subsequent to the end of the third quarter, on October 30, 2017, we refinanced our existing $140 million revolving credit facility that was set to expire in 2018, with a new $300 million asset based revolving credit facility with an extended maturity. This leaves us with over $285 million of liquidity, as of the end of the third quarter, pro-forma for the new revolver and the Global Tubing acquisition.
"In the fourth quarter 2017, Forum expects EBITDA of $20 to $24 million and revenue of $245 to $260 million, including the consolidation of Global Tubing."
Recent Events
Forum acquired the remaining 52% of Global Tubing for approximately 11,490,000 shares of Forum stock and $120 million in cash. Located in Dayton, Texas, Global Tubing provides coiled tubing, coiled line pipe and related services to customers worldwide.
Forum has received orders thus far in 2017 for over 600,000 horsepower of J-Mac hydraulic fracturing power ends and for fourteen of its new innovative "ICBM" manifold trailer.
Forum signed a contract during the third quarter with Reliance Industries, in India, to engineer, design and build four new Edge II desalters and upgrade two desalters to Edge II technology.

Conference Call Information

Forum's conference call is scheduled for Tuesday, October 31, 2017 at 9:00 AM CDT. During the call, the Company intends to discuss third quarter 2017 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 95951516. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 95951516.

Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com
Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2017	2016	2017
Revenue	$198.7	$138.3	$201.1
Cost of sales	151.2	109.0	151.9
Gross Profit	47.5	29.3	49.2
Other operating items
Selling, general and administrative expenses	63.2	53.4	62.0
Goodwill and intangible asset impairment	0.6	—	68.0
Loss on sale of assets	0.1	2.2	1.6
Transaction expenses	0.9	0.3	0.2
Total operating expenses	64.8	55.9	131.8
Earnings from equity investment	3.4	0.4	2.6
Operating loss	(13.9)	(26.2)	(80.0)
Other expense (income)
Interest expense	6.4	6.8	6.4
Loss (gain) on foreign exchange and other, net	2.3	(3.2)	2.6
Loss before income taxes	(22.6)	(29.8)	(89.0)
Income tax benefit	(7.8)	(11.8)	(11.1)
Net loss attributable to common stockholders (1)	$(14.8)	$(18.0)	$(77.9)

Weighted average shares outstanding
Basic	96.3	90.9	96.2
Diluted	96.3	90.9	96.2

Loss per share
Basic	$(0.15)	$(0.20)	$(0.81)
Diluted	$(0.15)	$(0.20)	$(0.81)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2017	2016
Revenue	$570.9	$440.5
Cost of sales	435.1	371.4
Gross Profit	135.8	69.1
Other operating items
Selling, general and administrative expenses	185.8	171.6
Goodwill and intangible asset impairment	68.6	—
Loss on sale of assets	1.5	2.2
Transaction expenses	1.8	0.6
Total operating expenses	257.7	174.4
Earnings from equity investment	7.4	1.2
Operating loss	(114.5)	(104.1)
Other expense (income)
Interest expense	19.3	20.7
Deferred loan costs written off	—	2.6
Loss (gain) on foreign exchange and other, net	6.6	(14.6)
Loss before income taxes	(140.4)	(112.8)
Income tax benefit	(31.9)	(43.3)
Net loss attributable to common stockholders (1)	$(108.5)	$(69.5)

Weighted average shares outstanding
Basic	96.1	90.7
Diluted	96.1	90.7

Loss per share
Basic	$(1.13)	$(0.77)
Diluted	$(1.13)	$(0.77)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$156.4	$234.4
Accounts receivable—trade, net	154.4	105.3
Inventories, net	394.1	338.6
Other current assets	39.0	71.4
Total current assets	743.9	749.7
Property and equipment, net of accumulated depreciation	149.0	152.2
Goodwill and other intangibles, net	844.2	869.2
Investment in unconsolidated subsidiary	64.5	59.1
Other long-term assets	13.3	5.0
Total assets	$1,814.9	$1,835.2
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$1.1	$0.1
Other current liabilities	197.9	141.7
Total current liabilities	199.0	141.8
Long-term debt, net of current portion	398.1	396.7
Other long-term liabilities	39.2	60.9
Total liabilities	636.3	599.4
Total stockholders’ equity	1,178.6	1,235.2
Noncontrolling interest in subsidiary	—	0.6
Total equity	1,178.6	1,235.8
Total liabilities and equity	$1,814.9	$1,835.2

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine months ended September 30,
(in millions of dollars)	2017	2016
Cash flows from operating activities
Net loss	$(108.5)	$(69.5)
Goodwill and Intangible asset impairment	68.6	—
Depreciation and amortization	45.3	46.8
Other, primarily working capital	(22.5)	66.9
Net cash provided by (used in) operating activities	$(17.1)	$44.2
Cash flows from investing activities
Capital expenditures for property and equipment, net of proceeds from sale of property and equipment	$(17.8)	$(9.7)
Acquisition of businesses, net of cash acquired	(47.9)	(2.7)
Investment in unconsolidated subsidiary	(1.0)	—
Net cash used in investing activities	$(66.7)	$(12.4)
Cash flows from financing activities
Repayment of long-term and short-term debt	(1.1)	(0.3)
Repurchase of stock related to shares withheld for taxes	(4.7)	(1.3)
Proceeds from stock issuance	2.9	2.7
Other	—	(0.4)
Net cash provided by (used in) financing activities	$(2.9)	$0.7
Effect of exchange rate changes on cash	8.7	(9.2)
Net increase (decrease) in cash and cash equivalents	$(78.0)	$23.3

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2017	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	June 30, 2017
Revenue(6)
Drilling & Subsea	$54.7	$50.6	$64.0	$54.7	$50.6	$64.0
Completions	60.0	34.4	54.5	60.0	34.4	54.5
Production & Infrastructure	85.0	54.0	83.1	85.0	54.0	83.1
Eliminations	(1.0)	(0.7)	(0.5)	(1.0)	(0.7)	(0.5)
Total revenue	$198.7	$138.3	$201.1	$198.7	$138.3	$201.1

Operating income (loss)(6)
Drilling & Subsea	$(8.9)	$(10.9)	$(6.4)	$(6.9)	$(9.9)	$(6.0)
Operating income margin %	(16.3)%	(21.5)%	(10.0)%	(12.6)%	(19.6)%	(9.4)%
Completions (1)	1.6	(5.6)	0.7	1.7	(5.5)	0.7
Operating income margin %	2.7%	(16.3)%	1.3%	2.8%	(16.0)%	1.3%
Production & Infrastructure	4.3	(0.7)	3.4	4.4	(0.1)	3.6
Operating income margin %	5.1%	(1.3)%	4.1%	5.2%	(0.2)%	4.3%
Corporate	(9.3)	(6.4)	(7.8)	(8.3)	(6.4)	(7.6)
Total Segment operating loss	(12.3)	(23.6)	(10.1)	(9.1)	(21.9)	(9.3)
Other items not in segment operating income (2)	(1.6)	(2.6)	(69.9)	(0.1)	(0.1)	0.2
Total operating loss	$(13.9)	$(26.2)	$(80.0)	$(9.2)	$(22.0)	$(9.1)
Operating income margin %	(7.0)%	(18.9)%	(39.8)%	(4.6)%	(15.9)%	(4.5)%

EBITDA (3)(6)
Drilling & Subsea	$(5.7)	$(0.9)	$(70.5)	$(0.6)	$(2.9)	$0.6
EBITDA Margin %	(10.4)%	(1.8)%	(110.2)%	(1.1)%	(5.7)%	0.9%
Completions	7.9	(1.4)	5.0	8.2	1.0	6.9
EBITDA Margin %	13.2%	(4.1)%	9.2%	13.7%	2.9%	12.7%
Production & Infrastructure	6.6	1.0	5.7	6.6	1.5	5.9
EBITDA Margin %	7.8%	1.9%	6.9%	7.8%	2.8%	7.1%
Corporate	(9.2)	(6.2)	(7.7)	(8.3)	(6.2)	(7.5)
Other items (4)	(0.9)	(0.3)	(0.3)	—	—	—
Total EBITDA	$(1.3)	$(7.8)	$(67.8)	$5.9	$(6.6)	$5.9
EBITDA Margin %	(0.7)%	(5.6)%	(33.7)%	3.0%	(4.8)%	2.9%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, gain/(loss) on sale of assets, and impairment of goodwill and intangible assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses.
(5) Refer to Table 1 for schedule of adjusting items.
(6) In order to better align with the predominant customer base of the segment, we have moved management and financial reporting of our fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue(6)
Drilling & Subsea	$180.6	$170.2	$180.6	$170.2
Completions	156.9	96.0	156.9	96.0
Production & Infrastructure	235.7	176.3	235.7	176.3
Eliminations	(2.3)	(2.0)	(2.3)	(2.0)
Total revenue	$570.9	$440.5	$570.9	$440.5

Operating income (loss)(6)
Drilling & Subsea	$(23.6)	$(41.5)	$(21.0)	$(31.3)
Operating income margin %	(13.1)%	(24.4)%	(11.6)%	(18.4)%
Completions (1)	(1.2)	(39.8)	(1.0)	(19.4)
Operating income margin %	(0.8)%	(41.5)%	(0.6)%	(20.2)%
Production & Infrastructure	7.1	0.5	7.7	4.3
Operating income margin %	3.0%	0.3%	3.3%	2.4%
Corporate	(24.9)	(20.5)	(23.4)	(20.0)
Total Segment operating loss	(42.6)	(101.3)	(37.7)	(66.4)
Other items not in segment operating income (loss) (2)	(71.9)	(2.8)	0.2	0.2
Total operating loss	$(114.5)	$(104.1)	$(37.5)	$(66.2)
Operating income margin %	(20.1)%	(23.6)%	(6.6)%	(15.0)%

EBITDA (3)(6)
Drilling & Subsea	$(79.3)	$(3.1)	$(1.1)	$(8.9)
EBITDA Margin %	(43.9)%	(1.8)%	(0.6)%	(5.2)%
Completions	15.7	(22.8)	18.1	—
EBITDA Margin %	10.0%	(23.8)%	11.5%	—%
Production & Infrastructure	14.1	3.6	14.4	9.2
EBITDA Margin %	6.0%	2.0%	6.1%	5.2%
Corporate	(24.5)	(22.5)	(23.0)	(19.4)
Other items (4)	(1.8)	(0.5)	—	—
Total EBITDA	$(75.8)	$(45.3)	$8.4	$(19.1)
EBITDA Margin %	(13.3)%	(10.3)%	1.5%	(4.3)%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business, gain/(loss) on sale of assets, and impairment of goodwill and intangible assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 2 for schedule of adjusting items.
(6) In order to better align with the predominant customer base of the segment, we have moved management and financial reporting of our fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2017	September 30, 2016	June 30, 2017
Orders(2)
Drilling & Subsea	$49.3	$46.3	$53.5
Completions	72.4	33.1	67.2
Production & Infrastructure	108.7	65.6	93.4
Total orders	$230.4	$145.0	$214.1

Revenue(2)
Drilling & Subsea	$54.7	$50.6	$64.0
Completions	60.0	34.4	54.5
Production & Infrastructure	85.0	54.0	83.1
Eliminations	(1.0)	(0.7)	(0.5)
Total revenue	$198.7	$138.3	$201.1

Book to bill ratio (1)
Drilling & Subsea	0.90	0.92	0.84
Completions	1.21	0.96	1.23
Production & Infrastructure	1.28	1.21	1.12
Total book to bill ratio	1.16	1.05	1.06

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  We believe that this ratio is useful to the Company’s investors because it provides an indication of whether the demand for our products, in the markets in which we operate, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, we believe the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

(2) In order to better align with the predominant customer base of the segment, we have moved management and financial reporting of our fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items
	Three months ended
	September 30, 2017			September 30, 2016			June 30, 2017
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(13.9)	$(1.3)	$(14.8)	$(26.2)	$(7.8)	$(18.0)	$(80.0)	$(67.8)	$(77.9)
% of revenue	(7.0)%	(0.7)%		(18.9)%	(5.6)%		(39.8)%	(33.7)%
Restructuring charges and other	3.2	3.2	3.2	3.9	3.9	3.9	2.7	2.7	2.7
Transaction expenses	0.9	0.9	0.9	0.3	0.3	0.3	0.2	0.2	0.2
Inventory and other working capital reserve	—	—	—	—	—	—	—	—	—
Goodwill and intangible asset impairment	0.6	0.6	0.6	—	—	—	68.0	68.0	68.0
Loss (gain) on foreign exchange, net (2)	—	2.5	2.5	—	(3.0)	(3.0)	—	2.8	2.8
Income tax expense (benefit) of adjustments	—	—	(2.4)	—	—	(0.9)	—	—	(5.2)
As adjusted (1)	$(9.2)	$5.9	$(10.0)	$(22.0)	$(6.6)	$(17.7)	$(9.1)	$5.9	$(9.4)
% of revenue	(4.6)%	3.0%		(15.9)%	(4.8)%		(4.5)%	2.9%

Diluted EPS -as reported			$(0.15)			$(0.20)			$(0.81)
Diluted EPS - as adjusted			$(0.10)			$(0.19)			$(0.10)

Table 2 - Adjusting items
	Nine months ended
	September 30, 2017			September 30, 2016
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(114.5)	$(75.8)	$(108.5)	$(104.1)	$(45.3)	$(69.5)
% of revenue	(20.1)%	(13.3)%		(23.6)%	(10.3)%
Restructuring charges	6.6	6.6	6.6	10.9	10.9	10.9
Transaction expenses	1.8	1.8	1.8	0.6	0.6	0.6
Inventory and other working capital reserve	—	—	—	26.4	26.4	26.4
Goodwill and intangible asset impairment	68.6	68.6	68.6	—	—	—
Deferred loan costs written off	—	—	—	—	2.6	2.6
Loss (gain) on foreign exchange, net (2)	—	7.2	7.2	—	(14.3)	(14.3)
Income tax expense (benefit) of adjustments	—	—	(8.5)	—	—	(11.2)
As adjusted (1)	$(37.5)	$8.4	$(32.8)	$(66.2)	$(19.1)	$(54.5)
% of revenue	(6.6)%	1.5%		(15.0)%	(4.3)%

Diluted EPS - as reported			$(1.13)			$(0.77)
Diluted EPS - as adjusted			$(0.34)			$(0.60)
(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	September 30, 2017	September 30, 2016	June 30, 2017
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$(14.8)	$(18.0)	$(77.9)
Interest expense	6.4	6.8	6.4
Depreciation and amortization	14.9	15.2	14.8
Income tax benefit	(7.8)	(11.8)	(11.1)
EBITDA	$(1.3)	$(7.8)	$(67.8)

Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2017	September 30, 2016
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$(108.5)	$(69.5)
Interest expense	19.3	20.7
Depreciation and amortization	45.3	46.8
Income tax benefit	(31.9)	(43.3)
EBITDA	$(75.8)	$(45.3)

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Nine months ended
(in millions of dollars)	September 30, 2017	September 30, 2016
Free cash flow, before acquisitions, reconciliation (2)
Net cash provided by (used in) operating activities	$(17.1)	$44.2
Capital expenditures for property and equipment	(19.7)	(13.4)
Proceeds from sale of property and equipment	1.8	3.7
Free cash flow, before acquisitions	$(35.0)	$34.5

(2) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.